Exhibit 8



                                                     LOGO - National Car Rental.


                    AFFINITY AND ASSOCIATION BENEFITS PROGRAM
                    -----------------------------------------

National Car Rental (Canada) Inc. ("National") and National's global system members offer this Affinity and Association Benefits Program ("Program") to members and staff of Microsourceonline ("Organization"). Program discounts may be used for personal or business rentals. Members and staff must present a National discount card or coupon or their Organization membership card at the time of rental to receive the applicable Program discount. Tour package rates and certain promotional rates are not discountable.

Discounts:
----------
Canada:

     1.   Current published daily leisure rates.                 Up to 5%
     2.   Current published weekend, weekly and monthly
          leisure rates.                                         Up to 5%
     3.   Current published National Business Rates (DR01).      Up to 20%

United States:

     1.   Current published daily leisure rates.                        5%
     2.   Current published weekend, weekly and monthly
          leisure rates.                                                5%
     3.   Current published National Business Rates (NBR).       Up to 20%


International:

     1.   Europe, current published time and mileage/
          kilometre rates.                                       Up to 10%
     2.   Africa & Middle East, current published time
          and mileage/kilometer rates                            Up to 5%
     3.   Caribbean, Latin America, Australia & Asia/
          Pacific, current published time and mileage/
          kilometer rates.                                       Up to 10%
     4.   Japan and Asia/Pacific, current published
          time and mileage, mileage included or unlimited
          mileage rates.                                         Up to 25%

     *Some exceptions are made where governments restrict or prohibit discounts.

Organization agrees to bring this Program to the attention of all members and staff by distributing National's discount cards and other program announcements in ongoing membership mailings. Organization may also place ad copy (provided by National) in its publications from time to time. National will provide organization with customized marketing materials at no charge.

Standard age, driver and credit rental qualifications apply. Minimum rental age at most Canadian locations is 21. National may elect not to rent to any person who does not meet National's safe driver criteria, or who has incurred one or more insurance losses with National. Unless contrary to law, any liability insurance available to the renter or authorized driver will apply to all rentals under this Program. Discounted rates do not include taxes, governmental or airport fees, or optional charges such as refueling service charges, Less Damage Waiver, Personal Accident Insurance/Personal Effects Coverage, Supplemental Liability Insurance, or any other optional items or services. The discounts, terms and conditions ("Information") set forth in this Program are to be considered confidential and proprietary to National. Organization agrees to disclose such information only to those staff/members, agents, or third parties who need to know this Information for the purposes of renting National vehicles under this Program. When signed by an authorized individual of Organization and countersigned by National, this Program shall become effective on the date specified below, and shall cancel and supersede any existing Agreements or Programs between these parties. This Program is subject to change without notice.


Attachments Numbered 0 -N/A- are made part of this Agreement.
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MICROSOURCECINLINE                          NATIONAL CAR RENTAL CANADA INC.


/s/ Bruce Frankel
-----------------------------------         ------------------------------------
Signature                                   Signature

Bruce Frankel
-----------------------------------         ------------------------------------
Name                                        Name

COO
-----------------------------------         ------------------------------------
Title                                       Title

July 26, 2002
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Date                                        Date

                                                            MICROSOURCECINLINE
                                                            Contract ID: 3814400
                                                                        --------
                                                            Elective Date:______
                                                            Code 02